EXHIBIT 99.1

[LOGO] [Letterhead of BioSante Pharmaceuticals, Inc.]

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FOR IMMEDIATE RELEASE                                   OTC Bulletin Board: BISP

                     BIOSANTE PHARMACEUTICALS ANNOUNCES 2002
                     FINANCIAL RESULTS AND KEY ACHIEVEMENTS

Lincolnshire, Illinois - April 22, 2003 - BioSante Pharmaceuticals, Inc. (OTCBB:
BISP) reported net licensing income of approximately $2.8 million for the year ended December 31, 2002, which compared to net licensing income of approximately $1.7 million for the same period in 2001. The increase was driven by an upfront payment related to the license of a hormone therapy product to Teva Pharmaceuticals USA, Inc. (NASDAQ: TEVA) and a milestone payment from Solvay Pharmaceuticals B.V. related to the clinical development of BioSante's estrogen and progestogen combination transdermal hormone therapy gel product, Bio-E/P-Gel(TM).

BioSante incurred a net loss of approximately $3.8 million or ($0.51) per share for the year ended December 31, 2002, compared to a net loss of $2.6 million or ($0.40) per share for the same period in 2001. The overall increase in the net loss is largely the result of increased expenses associated with the clinical development of BioSante's hormone therapy product portfolio during the year ended December 31, 2002, compared to the year ended December 31, 2001.

"Over the past 15 months we have taken several important steps to advance our product pipeline and improve our financial position," said Stephen M. Simes, president and chief executive officer of BioSante. "Despite a difficult economy, we succeeded in reaching important milestones and exceeding our objectives in 2002."

Some of the highlights of the last 15 months include:

Hormone Therapy Achievements

      o Completed Phase II/III clinical trial of Bio-E-Gel(TM) for treatment of hot flashes
      o Initiated Phase II clinical trial of LibiGel(TM) for treatment of female sexual dysfunction
      o Licensed a hormone therapy product to Teva Pharmaceuticals USA, Inc. and received an upfront payment of $1.5 million
      o Received $950,000 milestone payment from Solvay Pharmaceuticals B.V. under Bio-E/P-Gel license agreement
      o Licensed three U.S. patents from Wake Forest University covering triple hormone therapy

                                     -more-

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CAP Technology Achievements

      o Announced positive results for several applications of CAP as a mucosal vaccine adjuvant and delivery system
      o Announced positive results of pre-clinical studies demonstrating oral delivery of insulin
      o Announced signing of a Cooperative Research and Development Agreement (CRADA) with the U.S. Navy's Naval Medical Research Center's Malaria Program

Financial Achievements

      o Successfully completed a recapitalization of our company through a reverse stock split
      o Raised $4.5 million in a self-underwritten, best efforts public common stock offering despite a challenging year for equity fundraising

"We are pleased with the progress we made in 2002 and are off to a productive start in 2003," said Simes. "As always, a key objective is to increase stockholder value in BioSante, and we will continue to take appropriate actions to achieve this objective."

About BioSante Pharmaceuticals, Inc.

BioSante is an emerging pharmaceutical company developing a pipeline of hormone therapy products to treat both men and women. BioSante also is developing its nanoparticulate-based platform technology (CAP) for novel vaccines, vaccine adjuvants and drug delivery systems. Additional information is available online at www.biosantepharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding BioSante contained in this press release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements. Forward- looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to BioSante that cause actual results to differ materially from those expressed in such forward-looking statements are the difficulty of developing pharmaceutical products, adverse reports from others about products similar to ours, obtaining regulatory and other approvals and achieving market acceptance, and other factors identified and discussed from time to time in BioSante's filings with the Securities and Exchange Commission, including those factors discussed on pages 17 to 23 of BioSante's Form 10-KSB, which discussion also is incorporated herein by reference.

For more information, please contact:
Phillip Donenberg, CFO
BioSante Pharmaceuticals, Inc.
847-478-0500 ext101
donenber@biosantepharma.com